                                                                       EXHIBIT 2

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                       Direct Dial Number   847.402.2400
                             Facsimile 847.402.4371


        Michael J. Velotta
         Vice President, Secretary
         and General Counsel




                                 July 11, 1997



TO:    GLENBROOK LIFE AND ANNUITY COMPANY
       NORTHBROOK, ILLINOIS 60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM S-6 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT  OF  1933
       FILE NO. 333-25045



     With reference to the Registration Statement on Form S-6 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering the Modified Single Premium Variable Life Insurance Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

 1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

 2. The Separate Account is a separate account of the Company validly existing pursuant to Illinois law and the regulations issued thereunder.

 3. The assets held in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

 4. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                                  Sincerely,

                                                  /s/ Michael J. Velotta
                                                  -----------------------
                                                  Michael J. Velotta
                                                  Vice President, Secretary
                                                    and General Counsel